      EXHIBIT INDEX


Exhibit No.            Description          Page
-----------     ---------------------------     --------------
     F              Opinion of Counsel     Filed herewith

     H     Proposed Form of Notice     Previously filed


Financial
Statement No.            Description          Page
-------------     ---------------------------------     ---------------


     1aBalance Sheet of the Service Company     Previously filed
          as of December 31, 1999, actual

     1bStatements of Income and Retained      Previously filed
          Earnings of the Service Company for
          the twelve months ended December 31,
          1999, actual

     1cBalance Sheet of the Service Company     Filed herewith
          as of September 30, 2000

     2aBalance Sheet of The National Grid      Previously filed
          Group plc and Subsidiaries,
          Consolidated as of September 30, 2000

     2b     Statements of Income and Retained     Previously filed
          Earnings of The National Grid Group
          plc and Subsidiaries, Consolidated
          for the twelve months ended
          March 31, 2000

     3aBalance Sheet of National Grid USA      Filed herewith
          and Subsidiaries Consolidated as of
          September 30, 2000

     3bStatements of Income and Retained      Filed herewith
          Earnings of National Grid USA and
          Subsidiaries Consolidated as of
          September 30, 2000